UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 8, 2014

Two Rivers Water & Farming Company
(Exact Name of Registrant as Specified in Charter)

Colorado	000-51139	13-4228144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 South Colorado Blvd., Tower 1 Ste 3100, Denver, Colorado	80222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 222-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Item 8.01.   Other Events.

The personal use of marijuana and commercial cultivation and sale of marijuana was legalized in Colorado in December 2012.  We have recently completed negotiations with a leading greenhouse operator and a leading medical marijuana grower and retailer in Colorado regarding the formation of an independent company to expand operations.  Subject to due diligence and completion of closing documents, Two Rivers will contribute capital and certain water assets, which are not used in our core agricultural activities, to become a majority shareholder and founding member in the new company.

We can provide no assurance this transaction will be completed, or that the transaction will provide greater value to our shareholders than that reflected in our current share price.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO RIVERS WATER & FARMING COMPANY

Date: May 8, 2014	By:	/s/ Wayne Harding
Wayne Harding
Chief Financial Officer